UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 4, 2020

AVALONBAY COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12672	77-0404318
(State or other jurisdiction of	Commission file number	(I.R.S. Employer
incorporation or organization)		Identification No.)

4040 Wilson Blvd., Suite 1000

Arlington, Virginia 22203

(Address of principal executive offices)(Zip code)

(703) 329-6300

(Registrant’s telephone number, including area code)

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AVB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2020, AvalonBay Communities, Inc. (the “Company” or “AvalonBay”) announced that Benjamin W. Schall will become President of the Company and a member of its Board of Directors (“Board”), effective as of a mutually agreeable date on or before February 1, 2021 (the “Start Date”). Timothy J. Naughton will retain the titles and positions of Chairman of the Board and Chief Executive Officer after Mr. Schall’s start of employment.

The Company also announced that Mr. Naughton plans to retire as Chief Executive Officer at the end of 2021 and that at such time Mr. Schall will be appointed as CEO and Mr. Naughton will remain on the Board in the position of Executive Chairman. Mr. Naughton’s role as Executive Chairman has yet to be defined, including whether it will be a full time or part time role.

Mr. Schall, age 45, is currently the Chief Executive Officer and President and a trustee of Seritage Growth Properties (“Seritage”) but will be leaving that position and trusteeship to join AvalonBay. Seritage is a publicly traded real estate investment trust (“REIT”) principally engaged in owning, developing and managing a diversified portfolio of retail and mixed-use properties throughout the United States. Prior to becoming CEO and President of Seritage in May 2015, Mr. Schall served as Chief Operating Officer of Rouse Properties, Inc. (“Rouse”) from 2012 to 2015; Rouse was a publicly-traded REIT (since acquired) that owned and managed regional malls and retail centers in 21 states. Prior to that, Mr. Schall was Senior Vice President with Vornado Realty Trust, a publicly traded REIT that owns, manages and develops office and retail assets concentrated in New York City with additional assets in Chicago and San Francisco.

In connection with his appointment as President, the Company entered into an employment agreement with Mr. Schall (the “Employment Agreement”) with a term that begins with the Start Date and expires on the third anniversary thereof automatically without need for notice. Mr. Schall’s initial annual total target compensation is set under the Employment Agreement to be $7.5 million, consisting of base salary of $1.0 million, an annual target cash bonus of $1.5 million, an annual restricted stock award with a target value of $1.25 million, and a multiyear performance-based restricted stock unit award with a target value of $3.75 million. Under the Company’s compensation programs, the actual cash bonus, restricted stock bonus, and multiyear performance-based restricted stock unit award achievement can each range between 0% and 200% of the target value, with 100% representing target achievement.

The Employment Agreement also provides that the Company shall pay and award the following to Mr. Schall, on or promptly after the Start Date, on account of unvested equity and performance awards and a cash bonus that Mr. Schall will forfeit, or not earn, on account of leaving his prior employer before vesting or payment of such items: a $1.5 million cash payment and a restricted stock grant with a value of $4.5 million (with the number of shares determined by dividing such dollar amount by the average closing stock price of the Company’s common stock over the last 20 trading days of 2020, and with the vesting of such shares to occur in three equal annual installments on the first three anniversaries of the grant date). Mr. Schall will also be awarded, on or promptly after the Start Date, a multiyear performance-based restricted stock award of 17,813 target units associated with the Company’s January 1, 2020 to December 31, 2022 performance period with the same vesting terms as apply to the Company’s other officers.

The restricted stock awards and multiyear performance-based restricted stock unit awards that Mr. Schall will receive as part of his compensation will have the same terms as for other officers, except that in Mr. Schall’s case, for awards granted during the term of the Employment Agreement, (i) he will have certain rights to notice and cure before a termination for “Cause” and forfeiture of the awards, and (ii) he will have the right to leave for “Good Reason” and accelerate (x) full vesting of his restricted stock awards, and (y) after the first year of the three year performance cycle of a performance award, a pro rata portion of the performance award that is earned based on actual performance at the end of the performance period. “Good Reason” is defined to include, among other things, the failure of the Board to appoint Mr. Schall as sole CEO on or before March 31, 2022; the failure of the Board to renominate Mr. Schall to the Board; a material adverse change in Mr. Schall’s functions, duties, reporting line and responsibilities, including if Mr. Schall is no longer the CEO of the successor entity in a transaction to which the Company is a participant; a diminution in Mr. Schall’s total target compensation, base salary or annual target cash bonus below the initially set amounts or other material breach by the Company of the Employment Agreement or the other agreements referred to therein; or the failure of the Company to obtain an agreement from any successor or assign of the Company to assume and agree to perform the Employment Agreement.

Under the terms of the Employment Agreement, Mr. Schall has agreed to relocate to within daily commuting distance of the Company’s current headquarters in Arlington, Virginia no later than August 1, 2021 and, in connection with such relocation and generally consistent with the Company’s relocation policy for officers, the Company has agreed to provide Mr. Schall with various moving and relocation benefits and to provide a “tax gross up” of any reimbursed amounts so that Mr. Schall effectively is not burdened by tax on the reimbursed amounts. Mr. Schall is required to repay any such reimbursements and benefits, or a pro rata amount thereof, if his employment is terminated by the Company for Cause or if he terminates his employment without Good Reason during the first two years following his Start Date.

In the event that Mr. Schall’s employment is terminated by the Company without Cause or by Mr. Schall for Good Reason during the term of the Employment Agreement but not in connection with or within two years following a “Sale Event” as discussed below, Mr. Schall will be entitled to various severance benefits, including (x) payment in cash of an amount representing his pro rata target annual bonus and target restricted stock bonus for the portion of the year worked (a “Pro Rata Bonus”), (y) accelerated vesting of restricted stock and pro rata vesting of multiyear performance-based restricted stock unit awards that are more than one year into their three year performance cycle and that are earned based on actual performance at the end of the performance period (“Accelerated Vesting”), (z) an amount of cash (“Severance Payment”) equal to two times the sum of Mr. Schall’s base salary and annual target bonus (“Covered Compensation”), and (d) payment of Mr. Schall’s COBRA insurance premiums for six months (the “COBRA Subsidy”). If the termination without Cause or for Good Reason occurs in connection with or within two years of a Sale Event (as defined in the Company’s Officer Severance Plan) that occurred before expiration of the Employment Agreement, then the Severance Payment will be three times Mr. Schall’s Covered Compensation and the COBRA subsidy will be paid for eighteen months, and Mr. Schall will be entitled to the Pro Rata Bonus and Accelerated Vesting as described above. In the event Mr. Schall’s employment terminates due to death or Disability (as defined in the Company’s standard form of restricted stock agreement), Mr. Schall or his estate will be entitled to receive the benefits described in the first sentence of this paragraph other than the Severance Payment. In all events, to qualify for the payments and benefits described above Mr. Schall will be required to enter into an effective release agreement with the Company that provides, among other terms, for a full release of claims against the Company.

Mr. Schall has agreed that, for a period of two years following his departure from the Company for any reason before the expiration of the Employment Agreement, he will not, directly or indirectly, solicit the employees of the Company for employment at another organization. In addition, if Mr. Schall terminates his employment without Good Reason before the Employment Agreement expires, he will not serve in an executive, managerial, directorial or supervisory position with any “Competing Enterprise” for one year. “Competing Enterprise” is defined as an organization for whom more than 50% of the gross fair market value of, or net operating income from, its United States assets is on account of multifamily residential rental assets (real property assets for which 70% of the net operating income is on account of residential units).

Attached as an exhibit to this Report on Form 8-K is the Employment Agreement between the Company and Mr. Schall and the summary above is qualified in its entirety by reference to the full Employment Agreement.

Item 7.01	Regulation FD Disclosure

On December 10, 2020, the Company issued the press release furnished herewith addressing the matters described above.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between the Company and Benjamin W. Schall, dated as of December 4, 2020 (filed herewith)
99.1	Press Release of the Company issued on December 10, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

Dated: December 10, 2020	By:	/s/ Kevin P. O’Shea
Kevin P. O’Shea
Chief Financial Officer